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                                                                Exhibit (a) (25)

                             THE GLENMEDE FUND, INC.

                             ARTICLES SUPPLEMENTARY

     THE GLENMEDE FUND, INC., a Maryland corporation having its principal office in Baltimore City, Maryland ("Glenmede Fund"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST:    In accordance with the requirements of Section 2-208 of the
Maryland General Corporation Law, the Board of Directors of Glenmede Fund has reclassified Twenty Million (20,000,000) authorized but unissued shares of the U.S. Emerging Growth Portfolio of the Glenmede Fund as 20,000,000 shares of the Small Capitalization Growth Portfolio, pursuant to the following resolutions adopted by the Board of Directors of Glenmede Fund by unanimous consent on December 24, 2004:

          RESOLVED, that effective upon making any necessary filings with the Maryland Department of Assessments and Taxation, pursuant to the authority expressly given to the Board of Directors in Article Fifth of the Glenmede Fund's Articles of Amendment and Restatement, the Board hereby reclassifies Twenty Million (20,000,000) of the Glenmede Fund's authorized but unissued shares of the U.S. Emerging Growth Portfolio, with a par value of one-tenth of one cent ($.001) per share, and an aggregate par value of Twenty Thousand Dollars ($20,000) as shares of the Small Capitalization Growth
     Portfolio:

          FURTHER RESOLVED, that each share of the Small Capitalization Growth Portfolio as classified herein shall have all the rights and privileges as set forth in the Glenmede Fund's Articles of Amendment and Restatement;

          FURTHER RESOLVED, that the officers of the Glenmede Fund be, and each of them hereby is, authorized and empowered to execute, seal, deliver and file any and all documents, instruments, papers and writings, including but not limited to filing Articles Supplementary with the State Department of Assessments and Taxation of Maryland, and to do any and all other acts, including but not limited to changing the foregoing resolutions upon advice of the Glenmede Fund's counsel prior to filing said Articles Supplementary, in the name of the Glenmede Fund and on its behalf, as may be necessary or desirable in connection with or in furtherance of the foregoing resolutions, such determination to be conclusively evidenced by said officer taking any such actions.

     SECOND:   The shares of capital stock of Glenmede Fund reclassified
pursuant to the resolutions set forth in Article FIRST of these Articles Supplementary have been reclassified by

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Glenmede Fund's Board of Directors under the authority contained in the Articles of Amendment and Restatement of Glenmede Fund.

     THIRD:    These Articles Supplementary do not increase or decrease the authorized number of shares of Glenmede Fund or the aggregate par value thereof. The total number of shares of capital stock which Glenmede Fund is presently authorized to issue remains Two Billion Five Hundred Million (2,500,000,000) shares (of the par value of One Mill ($.001) each) and of the aggregate par value of Two Million Five Hundred Thousand Dollars ($2,500,000) of Common Stock reclassified herein as follows:

                                                                                NUMBER OF SHARES OF
     NAME OF CLASS                                                             COMMON STOCK ALLOCATED
     -------------                                                             ----------------------
     Government Cash Portfolio                                                        700,000,000
     Tax-Exempt Cash Portfolio                                                        740,000,000
     Core Fixed Income Portfolio                                                      135,000,000
     International Portfolio                                                          225,000,000
     Strategic Equity Portfolio                                                       125,000,000
     Small Cap Equity Portfolio -
       Advisor Shares                                                                 175,000,000
       Institutional Shares                                                            75,000,000
     Institutional International Portfolio -
       Institutional Shares                                                           120,000,000
     Large Cap Value Portfolio                                                         75,000,000
     Small Capitalization Growth Portfolio                                             75,000,000
     Large Cap 100 Portfolio                                                           20,000,000
     Large Cap Growth Portfolio                                                        20,000,000
     Unclassified                                                                      15,000,000
                                                                                    -------------

          Total                                                                     2,500,000,000

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     IN WITNESS WHEREOF, Glenmede Fund, has caused these Articles Supplementary to be signed in its name and on its behalf as of this 7th day of February, 2005.


ATTEST:                                    THE GLENMEDE FUND, INC.


By: /s/ Michael P. Malloy                  By: /s/ Mary Ann B. Wirts
    ---------------------                      ---------------------
        Michael P. Malloy                          Mary Ann B. Wirts
        Secretary                                  President


     THE UNDERSIGNED, President of Glenmede Fund, who executed on behalf of said Glenmede Fund the foregoing Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Glenmede Fund, the foregoing Articles Supplementary to the Charter to be the corporate act of Glenmede Fund and further certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                            /s/ Mary Ann B. Wirts
                                            ---------------------
                                            Mary Ann B. Wirts
                                            President

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